SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

____________________

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Vitru Limited

(Exact Name of Registrant as Specified in Its Charter)

The Cayman Islands (State of Incorporation or Organization)	N/A (I.R.S. Employer Identification No.)

Rodovia José Carlos Daux, 5500, Torre Jurerê A, 2nd floor, Saco Grande, Florianópolis, State of Santa Catarina, Brazil (Address of Principal Executive Offices)	88032-005 (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered

Common shares, par value US$0.00005 per share	The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒:

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box.  ☐

Securities Act registration statement file number to which this form relates:

333-248272

Securities to be registered pursuant to Section 12(g) of the Act:	None

Item 1:	Description of Registrant’s Securities to be Registered

The description under the heading “Description of Share Capital” relating to the Registrant’s common shares, par value US$0.00005 per share (the “common shares”), in the prospectus included in the Registrant’s Registration Statement on Form F-1 (Registration No. 333-248272) originally filed with the Securities and Exchange Commission on August 24, 2020, as amended (the “Registration Statement”), is incorporated by reference herein. In addition, the description that will be included under the heading “Description of Share Capital” relating to the common shares in the Registrant’s final prospectus relating to the Registration Statement to be subsequently filed with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, shall be incorporated by reference herein.

Item 2:	Exhibits

Pursuant to the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are registered on The Nasdaq Stock Market LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

VITRU LIMITED

By:	/s/ Carlos Henrique Boquimpani de Freitas
	Name:	Carlos Henrique Boquimpani de Freitas
	Title:	Chief Financial Officer

Date: September 15, 2020